UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 31, 2007

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2007,  BreitBurn Management Company, LLC, BreitBurn GP, LLC (the “Company”) and Pro GP Corp. (collectively referred to as the “Employer”) entered into Second Amended and Restated Employment Agreements (the “Employment Agreements”) with each of Halbert S. Washburn, Co-Chief Executive Officer of the Company, and Randall H. Breitenbach, Co-Chief Executive Officer of the Company, with a commencement date of December 31, 2007 and expiring on January 1, 2011, with automatic one-year renewal terms unless either the Employer or the executive gives written notice of termination 90 days prior to the end of the term.  Pursuant to the Employment Agreements, Messrs. Washburn and Breitenbach will continue to serve as Co-Chief Executive Officers and Directors of the Employer and will have powers and duties and responsibilities that are customary to those positions and that are assigned to them in connection with the general management and supervision of the operations of the Employer.  They will report only to the Board of Directors of the Employer.

The Employment Agreements provide for annual base salaries of $425,000 for each executive, subject to possible increases through the normal salary review process.  In addition, Messrs. Washburn and Breitenbach also will continue to be eligible to participate in the Partnership’s Short Term Incentive Plan (“STIP”) which is paid as a cash bonus, and the target and maximum for each of the Co-Chief Executive Officers will be 100% and 200%, respectively, of each of their annual base salaries.  The STIP bonuses are made at the sole discretion of the Employer’s Board of Directors.

Under their prior Amended and Restated Employment Agreements dated October 10, 2006, each of the Co-Chief Executive Officers received a phantom option grant of 336,364 underlying phantom units at the beginning of 2007 (the “2007 Options”).  Under the Employment Agreements, the 2007 Options were cancelled in exchange for a lump-sum cash payment equal to $1,200,000 and a grant under the BreitBurn Energy Partners L.P. 2006 Long Term Incentive Plan of 92,200 Restricted Partnership Units (“RPUs”), which are expected to vest one-third on January 1, 2009, one-third on January 1, 2010, and the remaining one third on January 1, 2011.  Messrs. Washburn and Breitenbach also received, as a 2008 year grant, an award of 18,700 RPUs which also are expected to vest one-third on January 1, 2009, one-third on January 1, 2010, and the remaining one third on January 1, 2011 and an award of 187,000 Convertible Performance Units (“CPUs”) which are expected to vest at the earlier of January 1, 2013 and the date at which distributions paid to common unitholders for four consecutive quarters are greater than or equal to $3.10 per common unit.  The RPUs will vest in full upon a termination of the executive’s employment without cause, termination of employment by the executive with good reason, upon a change in control or upon the executive’s death or disability.  The CPUs will vest in the following portions: two-fifths for the period ending December 31, 2008, three-fifths for the period ending December 31, 2009, four-fifths for the period ending December 31, 2010 and in full after January 1, 2011 upon a termination of the executive’s employment without cause or a termination of employment by the executive with good reason or upon the excutive’s death or disability.  In the event that the executive’s employment is terminated without cause or by the executive with good reason, he will also be entitled to two times the sum of his base salary and his average annual bonus for the two preceding years.  Copies of the Employment Agreements will be filed with the next Annual Report filed on Form 10-K for BreitBurn Energy Partners L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

		By:	BreitBurn GP, LLC,
its general partner

Date:	January 4, 2008	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer